                                4,600,000 Shares

                         WESLEY JESSEN VISIONCARE, INC.

                                  Common Stock

                                ($.01 Par Value)


                             UNDERWRITING AGREEMENT
                             ----------------------


                                                                   June __, 1999



[BT Alex. Brown Incorporated]
Bear, Stearns & Co. Inc.
Robert W. Baird & Co. Incorporated
A. G. Edwards & Sons, Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
As Representatives of the Several Underwriters
c/o [BT Alex. Brown Incorporated]
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), Wesley Jessen Corporation, a Delaware corporation, (the "Principal Operating Subsidiary" and together with each subsidiary of the Company, collectively, the "Subsidiaries") and certain stockholders of the Company listed on Schedule III hereto (the "Selling Shareholders"), confirm their respective agreements with [BT Alex. Brown Incorporated] ("Alex. Brown") and each of the other underwriters named in Schedule I hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Alex. Brown, Bear, Stearns & Co. Inc., Robert W. Baird & Co. Incorporated, A. G. Edwards & Sons, Inc., Merrill Lynch & Co., and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Selling Shareholders and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule I hereto (the "Firm Shares"), and with respect to the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the
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option described in Section 2(c) hereof to purchase all or any part of 687,428 additional shares of Common Stock to cover over-allotments, if any, as set forth in Schedule II hereto (the "Option Shares"). The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares." Any capitalized term used but not otherwise defined herein is used herein with the meaning ascribed to such term in the Registration Statement.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-79293) covering the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Shares is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated June [__], 1999 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     As the Representatives, you have advised the Company and the Selling Shareholders (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.

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     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.   Representations and Warranties.

     (a) Representations and Warranties of the Company and the Principal Operating Subsidiary. The Company and the Principal Operating Subsidiary each jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Date referred to in Section 2(b) hereof, and as of each Option Closing Date (if any) referred to in Section 2(c) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complies in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or preliminary prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Alex. Brown expressly for use in the Registration Statement, Prospectus or preliminary prospectus.

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company, its consolidated subsidiaries, its Predecessor (as defined in the Registration Statement) and, to the best of the Company's knowledge, Barnes-Hind (as defined in the Registration Statement) at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company, its consolidated subsidiaries, its Predecessor and Barnes-Hind for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.
     The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) since June 28, 1995 there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) Good Standing of the Company and the Principal Operating Subsidiary. Each of the Company and the Principal Operating Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and each has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and the Principal Operating Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether

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     by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries. Each Subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Registration Statement.

          (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Principal Operating Subsidiary.

          (ix) Authorization and Description of Shares. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

          (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract,

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     indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including compliance by the Company and the Principal Operating Subsidiary with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect) or under any employee benefit plan of the Company, nor will such action result in any material violation of the provisions of the charter or by-laws of the Company or any Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xi) Compliance with Laws. The Company and each of the Subsidiaries are conducting their business in compliance with all the local, state, federal and foreign laws, rules and regulations of the jurisdictions in which each of the Company and the Subsidiaries is conducting business, including, without limitation, those of the United States Food and Drug Administration and the Federal Trade Commission, except where failure to be so in compliance, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the business or financial condition of the Company or any of its Subsidiaries.

          (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company or the Principal Operating Subsidiary, is imminent, and neither the Company nor the Principal Operating Subsidiary is aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Principal Operating Subsidiary, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Principal Operating Subsidiary of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property, including specifically but without limitation the patents listed on
     Schedule IV hereto, (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by each of the Company and the Principal Operating Subsidiary of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xvii) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

          (xviii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus, or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xx) Investment Company Act. The Company is not, and upon the sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or, to the best of the Company's knowledge, an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxi) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxii) Year 2000. The Company has not incurred significant operating expenses or costs to ensure that its information systems will be Year 2000 Compliant (as defined below), other than as disclosed in the Prospectus, and:

          (A) All (I) the systems used in the business, products, services or operations of the Company and its subsidiaries, including without limitation any manufacturing systems, communications systems, operational facilities, computer hardware systems, software, applications, firmware, and any other system, equipment or device containing or interfacing to any electronic component; and (II) the software, hardware, firmware and other technology that constitute any part of the products and services manufactured, marketed, licensed or sold in the past, present and future by the Company or any of its subsidiaries to third parties are (or in the case of future products, will be) Year 2000 Compliant;

          (B) The Company is not aware of any failure to be Year 2000 Compliant of any third-party system used in connection with the business, products, services or operations of the Company or any of its subsidiaries, including without limitation any system belonging to any of the Company's or its subsidiaries vendors, co-venturers, service providers or customers. The Company and its subsidiaries have received satisfactory written assurances, representations and warranties from all of their respective vendors, co-venturers, service providers and customers that are material to the ongoing operation of the business of the Company and its subsidiaries that past, present and future products, software, equipment, components or systems provided by such parties are (or in the case of future products, will be) Year 2000 Compliant; and

          (C) The Company has conducted "year 2000" audits with respect to (I) each system used in the business, products, services and operations of the Company and its subsidiaries, including without limitation any manufacturing systems, communications systems, operational facilities, computer hardware systems, software, applications, firmware, and any other system, equipment or device containing or interfacing to any electronic component; and (II) all of the software, applications, hardware, firmware and other technology which constitute part of the products and services manufactured, marketed, performed or sold by the Company or any of its subsidiaries or licensed by the Company or any of its subsidiaries to third parties. The Company has obtained "year 2000" certifications with respect to all material third-party systems used in connection with the business or operations of the Company and its subsidiaries, including without limitation systems belonging to the vendors, co-venturers, service providers and customers of the Company or any of its subsidiaries. The Company has furnished to the Buyer true and correct copies of all "year 2000" audits, certifications, reports and other similar documents that have been prepared or performed by or on behalf of the Company or any third party with respect to the systems, business, operations, products or services of the Company or any of its subsidiaries.

          For purposes of this Agreement, "Year 2000 Compliant" means that, without human intervention, the applicable system, application, product, service or item: (A) will accurately receive, record, store, provide, recognize, recall and process all date and time data; (B) will accurately perform all date- or time-dependent calculations and operations; and (C) will not malfunction, cease to function or provide invalid or incorrect results as a result of (I) any calendar change; (II) any date or time data; or (III) the occurrence of any particular date.

          (xxiii) Registration Rights. Other than as described in the Prospectus under the heading "Registration Agreement", there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act. The Company has complied and is in compliance in all material respects with the terms of the Registration Rights Agreement dated as of October 22, 1996, between the Company, certain of the Selling Shareholders and the other parties named therein (the "Registration Rights Agreement"). Except for the Selling Shareholders with respect to the Shares to be sold pursuant to the Registration Statement and except for the other parties to the Registration Rights Agreement, each of whom have duly waived any registration or similar rights to include securities owned by such person in the Registration Statement, no person has any right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or otherwise. No further approval or authority of the stockholders or Board of Directors of the Company is required for the transfer and sale of the Shares to be sold by the Selling Shareholders. On the Closing Date, the Shares will be free of any restrictions on transfer imposed by the Company and will not be subject to any preemptive or similar rights.

     (b) Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Date, and, if the Selling Shareholder is selling Option Shares on an Option Closing Date, as of each such Option Closing Date, and agrees with each Underwriter, as follows:

          (i) Accurate Disclosure. The information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement and any amendments and supplements thereto does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements regarding such Selling Shareholder therein not misleading, and the information furnished in writing on behalf of such Selling Shareholder expressly for use in the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements regarding such Selling Shareholder therein, in the light of the circumstances under which they were made, not misleading.

          (ii) Good and Marketable Title. Such Selling Shareholder has good and marketable title to the Shares to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such Shares and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind. The sale of the Shares pursuant to this Agreement is not prohibited by any law or governmental regulation applicable to such Selling Shareholder.

          (iii) Authorization of Agreements. Each Selling Shareholder has the full right, power and authority to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (iv) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (vi) Certificates Suitable for Transfer. As of the date hereof, certificates for all of the Shares to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been delivered to Kirkland & Ellis, counsel to the Company.

          (vii) No Association with NASD. Except as previously disclosed to the Underwriters, neither such Selling Shareholder nor any of his or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with, any member firm of the National Association of Securities Dealers, Inc. (the "NASD") within the meaning of Article I,
     Section 1(m) of the By-laws of the NASD.

          (viii) Other Information. The sale of the Shares by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement. The information pertaining to such Selling Shareholder under the captions "Principal Stockholders" and "Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by each such Selling Shareholder to the Underwriters as to the matters covered thereby.

2.   Purchase, Sale and Delivery of the Shares.
     -----------------------------------------

     (a) Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Shareholders agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[____] per share, being an amount equal to the public offering price set forth above less the underwriting discount of $[____] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereto (the number of Shares to be sold by each Selling Shareholder is set forth opposite the name of each Selling Shareholder on Schedule III hereto under the heading "Number of Firm Shares to be Sold"), subject to adjustments in accordance with Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Selling Shareholder shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Selling Shareholder as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and of each of the Selling Shareholders shall be several and not joint.

     (b) Payment for Firm Shares. Payment for the Firm Shares to be sold hereunder is to be made by wire transfer of same-day funds to an account of the Company for the Shares to be sold by it and to an account of, or by check made payable to, each Selling Shareholder for the Shares to be sold by such Selling Shareholder, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery is to be made at the offices of Alex. Brown, One South Street, Baltimore, Maryland, or such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m., Baltimore time, on the third (fourth, if pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon (such time and date being herein referred to as the "Closing Date"). As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed. The certificates for the Firm Shares will be delivered in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.
     It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares, which it has agreed to purchase. Alex. Brown, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Option Shares. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, certain Selling

     Shareholders (marked with an "+" in Schedule III hereto) hereby grant an option to the several Underwriters to purchase up to the number of Option Shares set forth opposite the name of each Selling Shareholder in Schedule III hereto under the heading "Number of Option Shares to be Sold", subject to adjustments as set forth herein, at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and such certain Selling Shareholders, setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date by wire transfer of same-day funds to an account of, or by check made payable to, the Selling Shareholder for the Option Shares to be sold by such Selling Shareholder, in each case against delivery of certificates therefor at the offices of Alex. Brown, One South Street, Baltimore, Maryland, or at such other place as shall be agreed upon by the Representatives and the Company. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Option Shares, if any, which it has agreed to purchase. Alex. Brown, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Option Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Option Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Failure to Deliver the Shares. If on the Closing Date or the Option Closing Date, as the case may be, any Selling Shareholder fails to sell the Shares which such Selling Shareholder has agreed to sell on such date as set forth in Schedule III hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Shares which such Selling Shareholder has failed to so sell as set forth in Schedule III hereto, or such lesser number as may be requested by the Representatives.

3.   Offering by the Underwriters.
     ----------------------------

     (a) Public Offering. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

     (b) Agreement Among Underwriters. It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.   Covenants.
     ---------

     (a) Covenants of the Company. The Company covenants and agrees with the several Underwriters that:

          (i) Compliance with Securities Regulations. The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, and (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations. To the extent applicable, the copies of the Registration Statement (including all exhibits filed therewith), any preliminary prospectus or Prospectus furnished to the Underwriters shall be identical to the copies thereof electronically filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Notice of Action by the Commission. The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution or threatening of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

          (iii) Blue Sky Qualification. The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

          (iv) Delivery of Prospectuses. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any preliminary prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives, at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

          (v) Continued Compliance with Securities Regulations. The Company will comply with the 1933 Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (vi) Rule 158. The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

          (vii) Delivery of Reports. The Company will, for a period of three years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the 1933 Act or the 1934 Act. To the extent applicable, such reports and documents shall be identical to the copies thereof electronically filed with the Commission on EDGAR, except to the extent permitted by Regulation S-T.

          (viii) Restriction on the Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Alex. Brown, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or employee stock purchase plan.

          (ix) Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares to be sold by the Company on the Nasdaq National Market. The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (x) Year 2000. The Company will not incur significant operating expenses or costs to ensure that its information systems will be Year 2000 Complaint, other than as disclosed in the Prospectus.

          (xi) Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

          (xii) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of the 1933 Act or the Rules and Regulations, including without limitation, Regulation M, or the 1934 Act and the rules and regulations of the Commission thereunder.

     (b) Covenants of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with the several Underwriters that:

          (i) Form W-9. In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (ii) Absence of Manipulation. Such Selling Shareholder will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company in violation of the 1933 Act or the Rules and Regulations or the 1934 Act and the rules and regulations of the Commission thereunder.

5.   Costs and Expenses.

     The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of preparation, printing, filing, and delivering to, or as requested by, the Underwriters copies of the Registration Statement, preliminary prospectuses, the Prospectus, this Agreement, any agreement among Underwriters, the Nasdaq National Market Listing Application, the Blue Sky Survey and any supplements or amendments thereto, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares; the filing fees of the Commission; (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters; the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; the Listing Fee of the Nasdaq National Market and the inclusion of the Shares to be sold by the Company on the Nasdaq National Market; the fees and expenses of any transfer agent or registrar for the Shares; and the expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof or paragraphs (A) or (E) of
Section 12(a)(i) hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.

6.   Conditions of Obligations of the Underwriters.

     (a) Accuracy of Representations and Warranties; Performance of Covenants; Other Conditions. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company, the Principal Operating Subsidiary and the Selling Shareholders contained herein, and to the performance by the Company and the Selling Shareholders of their covenants and obligations hereunder and to the following additional conditions:

          (i) Effectiveness of the Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b), and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (ii) Opinions of Counsel for the Company. The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinions of: (A) Kirkland & Ellis, counsel for the Company; (B) Sweeney, Lev & Blinkoff, counsel for the Company; and (C) Brinks Hofer Gilson & Lione P.C., Intellectual Property counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters and substantially in the forms set forth in Exhibit 1, Exhibit 2 and Exhibit 3, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

          (iii) Opinion of Counsel for the Underwriters. The Representatives shall have received from Ropes & Gray, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, together with signed or reproduced copies of such letter for each of the other Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Massachusetts and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

          (iv) Opinions of Counsel for the Selling Shareholders. On the Closing Date or the Option Closing Date, as the case may be, the Representatives shall have received the favorable opinion, dated as of the Closing Date or the Option Closing Date, as the case may be, of Kirkland & Ellis, counsel for the Selling Shareholders, or such other counsel as is reasonably acceptable to counsel for the Underwriters, in each case in form and substance satisfactory to counsel for the Underwriters together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit 4 hereto and to such further effect as counsel to the Underwriters may reasonably request.

          (v) Blue Sky Survey. The Representatives shall have received at or prior to the Closing Date from Ropes & Gray a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

          (vi) Accountant's Comfort Letter. You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if applicable, a letter from PricewaterhouseCoopers LLP dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you and PricewaterhouseCoopers LLP, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (vii) Officers' Certificate. The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and the Principal Operating Subsidiary to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents in their capacity as an officer of the Company as follows:

               (A) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been received by the Company, and to our knowledge no such stop order has been issued under the 1933 Act and no proceedings for that purpose have been initiated or threatened by the Commission and any request of the Commission for inclusion of additional information in the Registration Statement has been complied with;

               (B) The representations and warranties of the Company and the Principal Operating Subsidiary contained in Section 1(a) of the Underwriting Agreement are true and correct, on and as of the Closing Date or the Option Closing Date, as the case may be, with the same force and effect as if expressly made on and as of the Closing Date or the Option Closing Date, as the case may be;

               (C) All filings required to have been made pursuant to Rules 424 or 430A under the 1933 Act have been made;

               (D) The Company and the Principal Operating Subsidiary has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;

               (E) The Registration Statement of the Company on Form S-3 (Registration No. 333-79293), in the form in which it was declared effective by the Commission on [June __, 1999], and the Prospectus dated [June __, 1999], contain all statements which are required to be stated therein in accordance with the 1933 Act and the rules and regulations of the Commission thereunder and neither the Registration Statement nor the Prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (F) Since the time the Registration Statement was declared effective, no event has occurred which should have been set forth in a supplement to or amendment of the Registration Statement or the Prospectus which has not been so set forth in such supplement or amendment;

               (G) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business;

               (H) No action, suit or proceeding at law or in equity is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectus other than as set forth therein and no proceedings are pending or, to the knowledge of the Company, threatened against the Company before or by any government, governmental instrumentality or court, domestic or foreign, that could result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; and

               (I) No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or to which the Company or any Subsidiary is subject, except where such default would not reasonably be expected to result in a Material Adverse Effect.

          (viii) Secretary's Certificate. The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the Secretary of the Company and the Principal Operating Subsidiary in form and substance reasonably satisfactory to the Representatives.

          (ix) Certificates of the Selling Shareholders. On the Closing Date or the Option Closing Date, as the case may be, the Representatives shall have received a certificate from each of the Selling Shareholders, dated as of the Closing Date or the Option Closing Date, as the case may be, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of the Closing Date or the Option Closing Date, as the case may be, and
     (ii) such Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Date or the Option Closing Date, as the case may be.

          (x) Approval of Listing. At Closing Date and the Option Closing Date, as the case may be, the Shares shall have been approved for listing on the Nasdaq National Market.

          (xi) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (b) Compliance with Requirements. The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Ropes & Gray, counsel for the Underwriters.

     (c) Additional Documents. At the Closing Date or the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (d) Termination of Agreement. If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Shareholders of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be. In such event, the Selling Shareholders, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof and except that Sections 1, 8 and 14 shall survive any such termination and remain in full force and effect).

7.   Conditions of the Obligations of the Selling Shareholders.

     The obligations of the Selling Shareholders to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8.   Indemnification.

     (a) Indemnification of Underwriters by the Company and the Principal Operating Subsidiary. The Company and the Principal Operating Subsidiary agree, in connection with the satisfaction of the Company's obligations under the Registration Rights Agreement and in order to benefit of the Company by increasing the public float and liquidity of the Company's shares of Common Stock, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all losses, claims, expenses, damages or liabilities to which such Underwriter or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter and each such controlling person on demand for any amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(c) below) any such settlement is effected with the written consent of the Company; and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, expense, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided that the Company and the Principal Operating Subsidiary will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided, further, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (as supplemented or amended) at or prior to the confirmation of the sale of the Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the Prospectus. This indemnity agreement will be in addition to any liability which the Company or the Principal Operating Subsidiary may otherwise have.

     (b) Indemnification of the Underwriters by the Selling Shareholders. Each Selling Shareholder severally and not jointly will indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Selling Shareholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or any Underwriter by or through the Selling Shareholder specifically for use in the preparation thereof; provided, further, that such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting such loss, claim, damage or liability purchased the Shares which are the subject thereof if such person did not receive a copy of the Prospectus (as supplemented or amended) at or prior to the confirmation of the sale of the Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the Prospectus. In no event, however, shall the liability of any Selling Shareholder for indemnification under this Section 8(b) exceed the proceeds received by such Selling Shareholder from the Underwriters hereunder. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have. The Company agrees that the Selling Shareholders may implead the Company in any action in which the Underwriters or any such controlling person is seeking indemnification from the Selling Shareholders. The Company, the Principal Operating Subsidiary, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished to the Company for inclusion in any prospectus or the Registration Statement by any Selling Shareholder consists of the information set forth under the captions "Principal Stockholders" and "Selling Stockholders" (including the notes thereto) in the Registration Statement, any preliminary prospectus, the Prospectus and any amendment or supplement thereto.

     (c) Indemnification of the Company, Directors, Officers and Selling Shareholders. Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, the Selling Shareholders, and each person, if any, who controls the Company or the Selling Shareholders within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, Selling Shareholder or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Shareholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

     (d) Actions Against Parties; Notification; Settlement Without Consent. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in
     Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to
     Section 8(a) or (b) and by the Company and the Selling Shareholders in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment (provided that such indemnified party is entitled to indemnification under Section 8(a), (b) or (c) hereunder). In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a),
     (b) or (c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, and (iv) the indemnifying party has not delivered a notice to the indemnified party at least 30 days prior to such settlement being entered into setting forth its reasonable objections to such request.

     (e) Contribution. If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
     Section 8(a), (b) or (c) above in respect of any losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, expenses, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Principal Operating Subsidiary and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Principal Operating Subsidiary and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, the Principal Operating Subsidiary and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Principal Operating Subsidiary and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate public offering price of the Shares as set forth on such cover. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Principal Operating Subsidiary or the Selling Shareholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this Section 8(e), (i) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Shareholder from the Shares purchased from such Selling Shareholder, and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     (f) Limitation on Contribution. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) no Selling Shareholder shall be required to contribute any amount in excess of the proceeds received by such Selling Shareholder from the Underwriters in the Offering. The Underwriters' obligations in Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (g) Rights of Controlling Persons. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section

     20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
     Section 20 of the 1934 Act and any Selling Shareholder shall have the same rights to contribution as the Company, the Principal Operating Subsidiary or such Selling Shareholders, as the case may be.

     (h) Consent to Jurisdiction. In any proceeding relating to the Registration Statement, any preliminary prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

     (i) Payments. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this
     Section 8 and the representations and warranties of the Company, the Principal Operating Subsidiary or the Selling Stockholders set forth in this Agreement or in certificates shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     (j) Effect on Other Agreements. The provisions of this Section shall not amend, alter or otherwise affect any agreement among the Company and the Selling Shareholders with respect to indemnification, including the Registration Rights Agreement.


9.   Default by Underwriters.

     If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or a Selling Shareholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Shareholders such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such

Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company or of the Selling Shareholders except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.  Default by Selling Shareholders or the Company.

     (a) Default by Selling Shareholders. If any Selling Shareholder shall fail at the Closing Date or the Option Closing Date, as the case may be, to sell and deliver the number of Shares which such Selling Shareholders are obligated to sell hereunder and the Company does not sell or arrange for the sale of that number of Shares in accordance with Section 2(d), then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5 and 8 shall remain in full force and effect or (b) elect to purchase the Shares which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 10 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

     (b) Delay of Closing Dates. In the event of a default by any Selling Shareholder as referred to in this Section 10, each of the Representatives and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

11.  Notices.

     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to [BT Alex. Brown Incorporated], One South Street, Baltimore, Maryland 21202, Attention: Syndicate; with a copy to Alex. Brown & Sons Incorporated, One South Street, Baltimore, Maryland 21202,
Attention: General Counsel; with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: David B. Walek, Esq.; if to the Company or the Selling Shareholders, to Wesley Jessen VisionCare, Inc., 333 East Howard Avenue, Des Plaines, Illinois 60018; Attention: Chief Executive Officer; with a copy to Kirkland & Ellis, 200 East Randolph Street, Chicago, Illinois 60601, Attention: Dennis M. Myers, Esq.

12.  Termination.

     (a) Termination; General. This Agreement may be terminated by you by notice to the Company and the Selling Shareholders as follows:

          (i) at any time prior to the Closing Date if any of the following has occurred: (A) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (B) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable to market the Shares or to enforce contracts for the sale of the Shares; (C) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or the Nasdaq National Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority; (D) declaration of a banking moratorium by United States or New York State authorities; (E) the suspension, or the material limitation, of trading of the Company's common stock by the Commission on The Nasdaq National Market; or (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States; or

          (ii)  as provided in Sections 6, 9 and 10 of this Agreement.

13.  Successors.

     This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Principal Operating Subsidiary and the Selling Shareholders and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Principal Operating Subsidiary and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Principal Operating Subsidiary and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

14.  Information Provided by Underwriters.

     The Company, the Principal Operating Subsidiary, the Selling Shareholders and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page of the Prospectus (insofar as such information relates to the Underwriters), the legends required by Item 502(d) of Regulation S-K under the 1933 Act on the inside front cover page of the Prospectus, and the information under the caption "Underwriting" in the Prospectus.

15.  Miscellaneous.

     (a) Survival of Agreements. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement.

     (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

     (c) Section Headings. The Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Principal Operating Subsidiary, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    WESLEY JESSEN VISIONCARE, INC.


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:


                                    WESLEY JESSEN VISIONCARE, INC.

                                    By:
                                            -------------------------------
                                    Name:
                                    Title:

                                    BAIN CAPITAL FUND IV, L.P.


                                    By:     Bain Capital Partners IV, L.P.
                                            Its General Partner


                                    By:     Bain Capital Investors, Inc.
                                            Its General Partner


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:  Managing Director



                                    BAIN CAPITAL FUND IV-B, L.P.

                                    By:     Bain Capital Partners IV, L.P.
                                            Its General Partner

                                    By:     Bain Capital Investors, Inc.
                                            Its General Partner


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:  Managing Director



                                    BCIP ASSOCIATES


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:  General Partner


                                    BCIP TRUST ASSOCIATES, L.P.


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:  General Partner

                                    COMBINED JEWISH PHILANTHROPIES



                                    By:
                                            -------------------------------
                                    Name:
                                    Title:

                                    THE WEBSTER CHARITABLE TRUST


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:

                                    FIDELITY INVESTMENTS CHARITABLE
                                    GIFTS FUND


                                    By:
                                            -------------------------------
                                    Name:
                                    Title:

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the
date first above written.

[BT ALEX. BROWN INCORPORATED]
Bear, Stearns & Co. Inc.
Robert W. Baird & Co.
          Incorporated

A. G. Edwards & Sons, Inc.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated

As Representatives of the several
Underwriters listed on Schedule I

By: [BT Alex. Brown Incorporated]


By:
        -------------------------------
Name:
Title:

                                  SCHEDULE I

                           Schedule of Underwriters


                                                           Number of
                                                           Firm Shares
Underwriter                                                to be Purchased

[BT Alex. Brown Incorporated].......................
Bear, Stearns & Co. Inc.............................
Robert W. Baird & Co.
          Incorporated..............................
A. G. Edwards & Sons, Inc...........................
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..............................
                                                           ---------------
                                                           4,600,000
               TOTAL UNDERWRITERS ([5])

                                  SCHEDULE II

                           Schedule of Option Shares


                                                           Number of
                                                           Option Shares
Underwriter                                                to be Purchased

[BT Alex. Brown Incorporated]........................
Bear, Stearns & Co. Inc..............................
Robert W. Baird & Co.
          Incorporated...............................
A. G. Edwards & Sons, Inc............................
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated...............................
                                                           ---------------
                                                           687,428
               TOTAL UNDERWRITERS ([5])

                                  SCHEDULE III

                        Schedule of Selling Shareholders


                                        Number of        Number of
                                       Firm Shares     Option Shares
Selling Shareholder                    To be Sold       To be Sold
-------------------                    ----------       ----------

Bain Capital Fund IV, L.P./+/          [1,849,782]        276,433
Bain Capital Fund IV-B, L.P./+/        [2,116,900]        316,351
BCIP Trust Associates, L.P./+/           [337,274]         50,403
BCIP Associates/+/                       [296,044]         44,241
Combined Jewish Philanthropies             [_____]        [_____]
Fidelity Investments Charitable
 Gifts Fund                                [_____]        [_____]
The Webster Charitable Trust               [_____]        [_____]
                                       -----------        -------
                            TOTAL        4,600,000        687,428
                                       ===========        =======


_______________

+Selling Shareholders who have granted an option to the Underwriters for the sale of Option Shares. See Section 2(c).

                                  SCHEDULE IV

                              Schedule of Patents

                                   EXHIBIT 1

                               Form of Opinion of
                            Counsel for the Company

                                   EXHIBIT 2

                               Form of Opinion of
                            Counsel for the Company

                                   EXHIBIT 3

                        Form of Opinion of Intellectual
                        Property Counsel for the Company

                                   EXHIBIT 4

                           Form of Opinion of Counsel
                          for the Selling Shareholders